HYNES & HOWES INSURANCE COUNSELORS, INC.
                                 Balance Sheet
                           December 31, 1997 and 1996
                                  (Unaudited)

                                                        December 31,
                                                   1997              1996
         Assets
Current Assets:
  Cash in Bank                              $    18,050       $    21,501
  Other Current Assets                            5,736            14.206
    Total Current Assets                    $    23,786       $    35,707

Investments:
  Investment in Affiliated Company          $     2,720       $     2,720
  Contracts Receivable-Sale of Tanglefoot
    Apartments                                      -0-         1,541,942
  Contracts Receivable-Real Estate              645,236           128,398
    Total Investments                       $   647,956       $ 1,673,060

      Total Assets                          $   671,742       $ 1,708,767

         Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts Payable                          $       -0-             1,296
  Buyers Escrow                                  10,368            25,994
  Loans Payable                                     -0-            37,000
    Total Current Liabilities               $    10,368       $    64,290

Long Term Liabilities:
  Mortgage Payable-Tanglefoot Apartments    $       -0-       $   972,250
    Total Long Term Liabilities             $       -0-       $   970,250

      Total Liabilities                     $    10,368       $ 1,034,540

Stockholders' Equity:
  Capital Stock, no par value, 100,000,000 shares
    authorized, 11,260,675 shares issued    $ 3,780,765       $ 3,780,765
  Paid in Capital                                   100               100
  Retained Earnings (Deficit)                (3,086,239)       (3,073,386)
  Treasury Stock, at cost                       (33,252)          (33,252)

    Total Stockholders' Equity              $   661,374       $   674,227

    Total Liabilities and Stockholders'
      Equity                                $   671,742       $ 1,708,767